Exhibit 10.1

LABRANCHE & CO INC.

2010 EQUITY INCENTIVE PLAN

(as amended May 7, 2010)

1. Purpose. The purpose of the LaBranche & Co Inc. Equity Incentive Plan (the “Plan”) is to establish a flexible vehicle through which LaBranche & Co Inc., a Delaware corporation (the “Company”), can offer equity-based compensation incentives to eligible personnel of the Company and its subsidiaries and affiliates (collectively, the “Firm”) in order to attract, retain and motivate such personnel and to further align the interests of such personnel with those of the stockholders of the Company.

2. Types of Awards. Awards under the Plan may be in the form of (a) options to purchase shares of the Company’s common stock, $0.01 par value (“Common Stock”), including options intended to qualify as “incentive stock options” (“ISOs”) within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”) and options which do not qualify as ISOs (“NQSOs”), (b) restricted shares of Common Stock, (c) restricted stock units tied to shares of Common Stock, (d) automatic awards of unrestricted shares of Common Stock to members of the Board of Directors of the Company (the “Board”) who are not employees of, or consultants to, the Firm (“Non-Employee Directors”) pursuant to Section 9 hereof, and (e) other equity-based awards related to shares of Common Stock, including stock appreciation rights and dividend equivalents, which the Committee determines to be consistent with the purposes of the Plan.

3. Administration.

(a) Committee. The Plan shall be administered by the Compensation Committee of the Board or such other committee or subcommittee appointed by the Board for such purpose (the “Committee”). Unless the Board determines otherwise, the members of the Committee shall consist solely of individuals who qualify as “non-employee directors” under Rule 16b-3 promulgated under Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and as “outside directors” under Section 162(m) of the Code. If for any reason the Committee does not satisfy the “non-employee director” requirements of Rule 16b-3 or the “outside director” requirements of Section 162(m) of the Code, such non-compliance shall not affect the validity of the awards, interpretations or other actions of the Committee.

(b) Authority of Committee. Subject to the limitations of the Plan, the Committee, acting in its sole and absolute discretion, shall have full power and authority to (i) select the persons to whom awards shall be made under the Plan, (ii) make awards to such persons and prescribe the terms and conditions of such awards, (iii) construe, interpret and apply the provisions of the Plan and of any agreement or other document evidencing an award made under the Plan, (iv) prescribe, amend and rescind rules and regulations relating to the Plan, including rules governing its own operations, (v) correct any defect, supply any omission and reconcile any inconsistency in the Plan, (vi) subject to the provisions of Sections 6(c), 6(g), 7(b) and 8 hereof, amend any outstanding awards in any respect, (vii) carry out any responsibility or duty specifically reserved to the Committee under the Plan, and (viii) make any and all determinations and interpretations and take such other actions as may be necessary or desirable in order to carry out the provisions, intent and purposes of the Plan. A majority of the members of the Committee shall constitute a quorum. The Committee may act by the vote of a majority of its members present at a meeting at which there is a quorum or by unanimous written consent.

(c) Indemnification. The Company shall indemnify and hold harmless each member of the Committee and any employee or director of the Firm to whom any duty or power relating to the administration or interpretation of the Plan is delegated from and against any loss, cost, liability (including any sum paid in settlement of a claim with the approval of the Board), damage and expense (including legal and other expenses incident thereto) arising out of or incurred in connection with the Plan, unless and except to the extent attributable to such person’s fraud or willful misconduct.

4. Share Limitations. Subject to adjustment pursuant to Section 14 hereof, the maximum number of shares of Common Stock that may be issued under the Plan is 2,000,000. The number of shares available for granting ISOs under the Plan shall not exceed 2,000,000 shares, subject to Section 14 hereof and the provisions of Sections 422 or 424 of the Code and any successor provisions, and all of the shares subject to the Plan may be ISOs. For this purpose, the following shares shall be deemed not to have been issued and shall be deemed to remain available for issuance: (a) shares covered by the unexercised portion of an option or stock appreciation right that terminates, expires or is canceled, (b) shares of restricted stock that are forfeited or repurchased in accordance with the terms of the award, (c) shares represented by restricted stock units or other-equity based awards that are forfeited, canceled or otherwise terminated, and (d) shares that are withheld in order to pay the purchase price for shares covered by any award or to satisfy the tax withholding obligations associated with any award under the Plan. Shares of Common Stock available for issuance under the Plan may be authorized and unissued, held by the Company in its treasury or otherwise acquired for purposes of the Plan. No fractional shares of Common Stock shall be issued under the Plan. The maximum number of shares of Common Stock with respect to which awards (including options and stock appreciation rights) may be granted under the Plan to any employee in any calendar year shall be 500,000 shares.

5. Eligibility.

(a) Discretionary Awards. Awards under the Plan may be made to such officers, directors, employees (including prospective employees), consultants and other individuals who may perform services for the Firm, as the Committee may select. In making awards under the Plan, the Committee shall give consideration to the functions and responsibilities of a potential recipient, the potential recipient’s previous and/or expected future contributions to the business of the Firm and such other factors as the Committee deems relevant under the circumstances.

(b) Automatic Awards. Non-Employee Directors shall automatically receive awards of unrestricted shares of Common Stock pursuant to Section 9 hereof.

6. Stock Options. Subject to the provisions of the Plan, the Committee may grant options to eligible personnel upon such terms and conditions as the Committee deems appropriate. The terms and conditions of any option shall be evidenced by a written option agreement or other instrument approved for this purpose by the Committee.

(a) Exercise Price. The exercise price per share of Common Stock covered by an option granted under the Plan may not be less than the Fair Market Value per share on the date of grant (or, in the case of an ISO granted to an optionee who, at the time the option is granted, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or a “subsidiary” of the Company within the meaning of Section 424 of the Code, 110% of Fair Market Value).

(b) Option Term. No option granted under the Plan may be exercisable (if at all) more than ten years after the date the option is granted (or, in the case of an ISO granted to a ten percent stockholder described in Section 422 of the Code, five years).

(c) Vesting. The Committee may establish such vesting conditions and restrictions on the exercise of an option and/or upon the issuance of Common Stock in connection with the exercise of an option as it deems appropriate, including, without limitation, conditions and restrictions based upon continued employment or service, the attainment of specified performance goals and/or other factors and criteria deemed relevant for this purpose. Once granted, the Committee may waive or otherwise accelerate the conditions or restrictions on vesting applicable to any outstanding options only if such waiver or acceleration does not constitute a “Prohibited Modification.” For purposes of the Plan, a “Prohibited Modification” shall be deemed to refer to any one or a combination of the following (each of (i) through (iv) below being hereinafter referred to as a “Modification”) which, when combined cumulatively with all previous Modifications, results in the aggregate number of shares of Common Stock with respect to which Modifications have occurred exceeding 10% of the maximum number of shares of Common Stock that may be issued under the Plan (subject to adjustment pursuant to Section 14 hereof):

(i) a waiver or acceleration of the conditions or restrictions on vesting applicable to any outstanding options, shares of restricted stock or restricted stock units pursuant to this Section 6(c) or Section 7(b) hereof;

(ii) a “Repricing” (as hereinafter defined) pursuant to Section 6(g) hereof without the approval of the Company’s stockholders;

(iii) a grant of shares of restricted stock or restricted stock units which vests at a rate more rapid than the rates set forth in the second sentence of Section 7(b) hereof;

(iv) a grant or offer for sale to an officer or director of the Company of unrestricted shares of Common Stock which is not in lieu of salary or cash bonuses pursuant to Section 8 hereof.

(d) Exercise of Options. Subject to satisfaction of applicable withholding requirements, once vested and exercisable, an option may be exercised by transmitting to the Company (i) a notice specifying the number of shares to be purchased and (ii) payment of the exercise price. The exercise price of an option may be paid in cash and/or such other form of payment as the Company may approve and as is permitted by applicable law.

(e) Limitations on ISOs. ISOs may be granted only to employees of the Company or of a “parent corporation” or “subsidiary corporation” (as such terms are defined in Section 424 of the Code) at the date of grant. The aggregate Fair Market Value of the shares of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by a participant during any calendar year under all plans of the Company and of any “parent corporation” or “subsidiary corporation” shall not exceed $100,000, or the option shall be treated as a NQSO. For purposes of the preceding sentence, ISOs will be taken into account generally in the order in which they are granted. Each provision of the Plan and each award agreement relating to an ISO shall be construed so that each ISO shall be an incentive stock option as defined in Section 422 of the Code, and any provisions of the award agreement thereof that cannot be so construed shall be disregarded.

(f) Rights as a Stockholder. No shares of Common Stock shall be issued in respect of the exercise of an option until full payment of the exercise price and the applicable tax withholding obligation with respect to such exercise has been made or provided for. The holder of an option shall have no rights as a stockholder with respect to any shares covered by an option until the date such shares are issued. Except as otherwise provided herein, no adjustments shall be made for dividend distributions or other rights for which the record date is prior to the date such shares are issued.

(g) Limitation on Repricing of Options. Unless and to the extent otherwise approved by the Company’s stockholders, under no circumstances may the Board or the Committee authorize a Repricing (as hereinafter defined) of any outstanding options. For these purposes, a “Repricing” means any of the following (or any other action that has the same effect as any of the following): (i) amending the terms of an option to lower its exercise price, (ii) any other action that is treated as a repricing under generally accepted accounting principles, or (iii) canceling an option at a time when its exercise price is equal to or greater than the Fair Market Value of the underlying Common Stock, in exchange for another option, restricted stock, cash, or other equity award, unless the cancellation and exchange occurs in connection with a merger, acquisition, spin-off or other similar corporate transaction. A cancellation and exchange described in clause (iii) of the preceding sentence will be considered a Repricing regardless of whether the option, restricted stock or other equity is delivered simultaneously with the cancellation, regardless of whether it is treated as a repricing under generally accepted accounting principles, and regardless of whether it is voluntary on the part of the participant.

7. Restricted Stock and Restricted Stock Units. Subject to the provisions of the Plan, the Committee may award restricted shares of Common Stock and/or restricted stock units tied to shares of Common Stock to eligible personnel upon such terms and subject to such conditions and restrictions as the Committee deems appropriate. The terms and conditions of any restricted stock or restricted stock unit award shall be evidenced by a written agreement or other instrument approved for this purpose by the Committee.

(a) Purchase Price. The purchase price payable for shares of restricted stock and for shares issued pursuant to the settlement of a restricted stock unit may be as low as zero, provided, however, that to the extent required by applicable law, the purchase price per share shall be no less than the par value of a share of Common Stock.

(b) Vesting. The Committee may establish such conditions and restrictions on the vesting of restricted stock and restricted stock units and on the issuance of shares of restricted stock as it deems appropriate, including, without limitation, conditions and restrictions based upon continued employment or service, the attainment of specified performance goals and/or other factors and criteria deemed relevant for this purpose. During a participant’s employment or service with the Firm, shares of restricted stock and restricted stock units shall become vested (on a monthly, quarterly, annual or other periodic basis) over a period of not less than three years, unless and to the extent the vesting of such an award is conditioned upon the attainment of specified performance goals, in which case such award shall become vested over a period of not less than one year, provided that in no event shall the foregoing limitations be construed as limiting the Committee’s power and authority to award shares of restricted stock and restricted stock units which automatically become vested, in whole or in part, upon the termination of a participant’s employment or service with the Firm or upon the occurrence of a Change in Control. The Committee may not waive or otherwise accelerate the conditions or restrictions on vesting applicable to previously granted shares of restricted stock or restricted stock units. Notwithstanding the foregoing provisions of this Section 7(b), the Committee may, in its sole and absolute discretion, (i) grant shares of restricted stock or restricted stock units that vest at a rate that is more rapid than the applicable vesting rates set forth in the second sentence of this Section 7(b), and (ii) waive or otherwise accelerate, in whole or in part, the conditions or restrictions on vesting applicable to previously granted shares of restricted stock or restricted stock units, in either case to the extent, but only to the extent, that such grant, waiver or acceleration does not constitute a Prohibited Modification.

(c) Rights as a Stockholder. The holder of restricted stock units awarded under the Plan shall have only the rights of a general unsecured creditor of the Company and shall have no rights as a stockholder with respect to the shares of Common Stock referenced by such units until such shares are issued in the name of the holder following the satisfaction or expiration of the vesting and other conditions and restrictions applicable to such units. The recipient of restricted stock shall have the rights of a stockholder with respect to the restricted stock, subject to any restrictions and conditions as the Committee may impose.

(d) Stock Certificates for Restricted Stock. Unless the Committee elects otherwise, shares of restricted stock shall be evidenced by book entries on the Company’s stock transfer records pending the expiration of restrictions thereon. If a stock certificate for shares of restricted stock is issued, it shall bear an appropriate legend to reflect the nature of the restrictions applicable to the shares represented by the certificate, and the Committee may require that any or all such stock certificates be held in custody by the Company until the applicable restrictions have lapsed. The Committee may establish such other conditions as it deems appropriate in connection with the issuance of certificates for shares of restricted stock, including, without limitation, a requirement that the grantee deliver a duly signed stock power, endorsed in blank, for the shares covered by the award.

(e) Lapse of Restrictions. If and when the vesting conditions and other restrictions applicable to a restricted stock or restricted stock unit award are satisfied or expire, a certificate for the shares covered or referenced by the award, to the extent vested and free of restrictions, shall be delivered to the holder. All legends shall be removed from said certificates at the time of delivery except as otherwise required by applicable law.

8. Other Equity-Based Awards. The Committee may grant other types of equity-based awards, including, without limitation, the grant or offer for sale of unrestricted shares of Common Stock and/or the grant of stock appreciation rights or dividend equivalents, in such amounts and subject to such terms and conditions as the Committee shall determine, provided that any grant or offer for sale of unrestricted shares of Common Stock pursuant to the Plan to officers or directors of the Company shall, in all instances, be reasonable in amount, as determined by the Committee in its sole discretion, and be granted in lieu of salary or cash bonuses that would otherwise become payable to such persons. Notwithstanding the foregoing sentence, the Committee may grant or offer for sale to officers or directors of the Company unrestricted shares of Common Stock that are not in lieu of salary or cash bonuses to the extent that such grant or offer for sale does not constitute a Prohibited Modification, in which case, any such grant or offer shall be deemed to be reasonable for purposes of the Plan. Awards pursuant to this Section 8 may entail the transfer of actual shares of Common Stock to Plan participants, or payment in cash or otherwise of amounts based on the value of shares of Common Stock and may include, without limitation, awards designed to comply with or take advantage of the applicable local laws or jurisdictions other than the United States. The base price per share of Common Stock covered by stock appreciation right granted under the Plan may not be less than the Fair Market Value per share on the date of grant. The other terms of stock appreciation rights shall be in compliance with Sections 6(f), 6(g), and 6(h).

9. Automatic Awards of Unrestricted Shares to Non-Employee Directors. Each Non-Employee Director shall, in lieu of receiving cash payment of any attendance fees payable for Board or committee meetings attended by such director during each calendar year, be entitled to receive, promptly following the completion of such calendar year, the number of unrestricted shares of Common Stock (rounded up to the nearest whole number) determined by dividing the aggregate amount of attendance fees otherwise payable to him or her for such calendar year by the Fair Market Value of a share of Common Stock on the first trading day of the following calendar year.

10. Termination of Employment or Service.

(a) Stock Options and Stock Appreciation Rights. Unless otherwise determined by the Committee at grant or, if no rights of the participant are thereby reduced, thereafter, and subject to earlier termination in accordance with the provisions hereof, the following rules shall apply with regard to options and stock appreciation rights held by a participant at the time of his or her termination of employment or other service with the Firm:

(i) Termination by Reason of Death. If a participant’s employment or service terminates by reason of his or her death, then any option or stock appreciation right held by the deceased participant shall thereupon become fully vested and may be exercised by the deceased participant’s beneficiary at any time within one year from the date of death but in no event after expiration of the stated term and, to the extent not exercised within such time period, will be canceled.

(ii) Termination by Reason of Disability. If a participant’s employment or service is terminated by the Firm due to his or her Disability (as hereinafter defined), then any option or stock appreciation right held by the participant, to the extent exercisable on the date his or her employment or service terminates, may be exercised by the participant at any time within one year from the date his or her employment or service terminates but in no event after expiration of the stated term, and, to the extent not exercised within such time period, will be canceled. If the participant dies during such one-year period, then the deceased participant’s beneficiary may exercise the option or stock appreciation right, to the extent exercisable by the deceased participant immediately prior to his or her death, for a period of one year following the date of death but in no event after expiration of the stated term. “Disability” means, unless otherwise determined by the Committee at the time of grant, a participant’s absence from employment for at least 180 days in any twelve month period as a result of his or her incapacity due to physical or mental illness, as determined by the Committee.

(iii) Termination for Cause. If a participant’s employment or service is terminated by the Firm for Cause (as hereinafter defined) or if, at the time of a participant’s termination, a ground for termination for Cause exists, then, notwithstanding anything to the contrary contained herein, any option or stock appreciation right held by the participant (whether or not otherwise vested) shall immediately terminate and cease to be exercisable. A termination for “Cause” means (A) in the case where there is no employment or consulting agreement between the participant and the Firm or where such an agreement exists but does not define “Cause” (or words of like import), a termination classified by the Firm as a termination due to the participant’s dishonesty, fraud, insubordination, willful misconduct, refusal to perform services or materially unsatisfactory performance of his or her duties, or (B) in the case where there is an employment or consulting agreement between the participant and the Firm, a termination that is or would be deemed for “Cause” (or words of like import) under such agreement.

(iv) Other Termination. If a participant’s employment or service terminates for any reason (other than death, Disability or Cause or at a time when Cause exists) or no reason, then (A) any option or stock appreciation right held by the participant, to the extent not then exercisable, shall thereupon terminate, and (B) any option or stock appreciation right held by the participant which is exercisable at the time of such termination of employment or service shall remain exercisable during the thirty-day period following such termination of employment or service or, if sooner, until the expiration of the stated term of the option or stock appreciation right and, to the extent not exercised within such period, shall thereupon terminate.

(b) Restricted Stock, Restricted Stock Units and Other-Equity Based Awards. Unless otherwise determined by the Committee in accordance with the provisions hereof, upon the termination of a recipient’s employment or service for any reason (including, without limitation, death or Disability) or no reason, any shares of restricted stock, restricted stock units or other equity-based awards (other than stock options and stock appreciation rights covered by Section 10(a) hereof) which have not yet become fully vested shall be forfeited, and any certificate therefor or book entry with respect thereto or other evidence thereof shall be canceled.

11. Fair Market Value. For purposes of the Plan, the "Fair Market Value" of a share of Common Stock, as of any date, shall be determined as follows, in accordance with applicable provisions of Section 409A of the Code:

(i) If the shares are listed on any established stock exchange or a national market system, the per share Fair Market Value shall be the closing sales price for each share of such stock (or the closing bid, if no sales were reported) on the date of determination (or, if no closing sales price or closing bid was reported on that date, as applicable, on the last trading date such closing sales price or closing bid was reported), as reported in The Wall Street Journal or such other source as the Committee deems reliable;

(ii) If the shares are regularly quoted on an automated quotation system (including the OTC Bulletin Board and the “Pink Sheets” published by the National Quotation Bureau, Inc.) or by a recognized securities dealer, the closing sales price for each share of such stock or, if closing sales prices are not reported, the per share Fair Market Value shall be the mean between the high bid and low asked prices for a share on the date of determination (or, if no such prices were reported on that date, on the last date such prices were reported), as reported in The Wall Street Journal or such other source as the Committee deems reliable; or

(iii) In the absence of an established market for the shares of the type described in (a) and (b), above, the per share Fair Market Value thereof shall be determined by the Committee in good faith and in accordance with the applicable provision of Section 409A.

12. Non-Transferability. No stock option or stock appreciation right granted under the Plan shall be transferable by the recipient other than upon the recipient’s death to a beneficiary designated by the recipient in a manner acceptable to the Committee, or, if no designated beneficiary shall survive the recipient, pursuant to the recipient’s will or by the laws of descent and distribution. All stock options and stock appreciation rights shall be exercisable during the recipient’s lifetime only by the recipient. Shares of restricted stock and restricted stock units may not be transferred prior to the date on which shares are issued or, if later, the date on which such shares have vested and are free of any applicable restriction imposed hereunder. Except as otherwise specifically provided by law or the provisions hereof or the applicable award agreement or instrument, no award received under the Plan may be transferred in any manner, and any attempt to transfer any such award shall be void, and no such award shall in any manner be liable for or subject to the debts, contracts, liabilities, engagements or torts of any person who shall be entitled to such award, nor shall it be subject to attachment or legal process for or against such person. Notwithstanding the foregoing, the Committee may determine at the time of grant or thereafter that an NQSO is transferable in whole or part to such persons, under such circumstances, and subject to such conditions as the Committee may prescribe.

13. Other Conditions. The Committee may impose such other conditions with respect to the grant of awards or the issuance of shares of Common Stock pursuant to the Plan, including, without limitation, conditions relating to the application of federal or state securities laws or exchange requirements as it deems necessary or advisable.

14. Capital Changes; Change in Control; Merger.

(a) Adjustments Upon Changes in Capitalization. The aggregate number and class of shares for which awards may be granted under the Plan, the maximum number of shares for which ISOs may be granted under the Plan, the maximum number of shares that may be covered by individual awards in any year, the number and class of shares covered by each outstanding award and, if applicable, the exercise price per share shall all be adjusted proportionately or as otherwise appropriate to reflect any increase or decrease in the number of issued shares of Common Stock resulting from a split-up or consolidation of shares or any like capital adjustment, or the payment of any stock dividend, and/or to reflect a change in the character or class of shares covered by the Plan arising from a readjustment or recapitalization of the Company’s capital stock.

(b) Change in Control. Unless the Committee otherwise provides in an award agreement, upon the occurrence of a Change in Control of the Company, the Committee is authorized (but not obligated) to make adjustments in the terms and conditions of outstanding awards, including without limitation the following (or any combination thereof): (a) continuation or assumption of such outstanding awards under the Plan by the Company (if it is the surviving company or corporation) or by the surviving company or corporation or its parent; (b) substitution by the surviving company or corporation or its parent of awards with substantially the same terms for such outstanding awards; (c) accelerated exercisability, vesting and/or lapse of restrictions under outstanding awards immediately prior to the occurrence of such event; (d) upon written notice, provide that any outstanding awards must be exercised, to the extent then exercisable, during a reasonable period of time immediately prior to the scheduled consummation of the event, or such other period as determined by the Committee (contingent upon the consummation of the event), and at the end of such period, such awards shall terminate to the extent not so exercised within the relevant period; and (e) cancellation of all or any portion of outstanding awards for fair value (as determined in the sole discretion of the Committee and which may be zero) which, in the case of options and stock appreciation rights or similar awards, may equal the excess, if any, of the value of the consideration to be paid in the Change in Control transaction to holders of the same number of shares subject to such awards (or, if no such consideration is paid, Fair Market Value of the shares subject to such outstanding awards or portion thereof being canceled) over the aggregate exercise price or base price, as applicable, with respect to such awards or portion thereof being canceled (it being understood that no consideration is required to be paid to cancel such awards or portion thereof for which the aggregate value of consideration to be paid in the Change in Control transaction does not exceed the aggregate exercise or base price).

Unless otherwise provided under the terms of the applicable award agreement, a “Change in Control” of the Company shall be deemed to have occurred if:

(i) any Person (other than the Company, any employee or any trustee or other fiduciary holding securities or the right to acquire securities under any stock option, restricted stock or other employee benefit plan of the Company or its affiliates or any company owned, directly or indirectly, by the stockholders of the Company immediately prior to the occurrence with respect to which the evaluation is being made in substantially the same proportions as their ownership of the Common Stock) becomes the Beneficial Owner (except that a Person shall be deemed to be the Beneficial Owner of all shares that any such Person has the right to acquire pursuant to any agreement or arrangement or upon exercise of conversion rights, warrants or options or otherwise, without regard to the sixty (60) day period referred to in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities;

(ii) during any period of two (2) consecutive years, individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a Person who has entered into an agreement with the Company to effect a transaction described in clause (i), (ii), or (iv) of this Section 5(b)) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the two-year period or whose election or nomination for election was previously so approved but excluding for this purpose any such new director whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of an individual, corporation, partnership, group, associate or other entity or Person other than the Board, cease for any reason to constitute at least a majority of the Board;

(iii) the consummation of a merger or consolidation of the Company with any other entity, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving or resulting entity) more than fifty percent (50%) of the combined voting power of the surviving or resulting entity outstanding immediately after such merger or consolidation; or

(iv) the stockholders of the Company approve a plan or agreement for the sale or disposition of all or substantially all the assets of the Company (other than such a sale or disposition immediately after which such assets shall be owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of the Common Stock immediately prior to such sale or disposition).

For purposes of the definition of Change in Control, the term “Beneficial Owner” shall have the meaning ascribed to such term in Rule 13d-3 under the Exchange Act (including any successor to such Rule) and the term “Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including “group” as defined in Section 13(d) thereof.

(c) Merger; Consolidation; Spin-off. Unless otherwise provided in the applicable award agreement, in the event of a merger, consolidation, mandatory share exchange or other similar business combination of the Company with or into any other entity, a spin-off of an entity, or any transaction in which another person or entity acquires all the issued and outstanding Common Stock, or all or substantially all the assets of the Company , outstanding awards may be assumed or an equivalent award may be substituted by the person or entity or a parent or subsidiary of the person or entity.

(d) Fractional Shares. In the event of any adjustment in the number of shares covered by any option pursuant to the provisions hereof, any fractional shares resulting from such adjustment shall be disregarded, and each such option shall cover only the number of full shares resulting from the adjustment.

(e) Determinations Final. The determination as to the manner in which adjustments shall be made under this Section 14 shall be made by the Committee in its sole discretion, and the extent thereof, shall be final, binding and conclusive.

15. Tax Withholding. As a condition to the exercise of any award or the delivery of any shares of Common Stock pursuant to any award or the lapse of restrictions on any award, or in connection with any other event that gives rise to a federal or other governmental tax withholding obligation on the part of the Firm relating to an award, (a) the Firm may deduct or withhold (or cause to be deducted or withheld) from any payment or distribution to a grantee whether or not pursuant to the Plan or (b) the Firm shall be entitled to require that the grantee remit cash to the Firm (through payroll deduction or otherwise), in each case in an amount sufficient in the opinion of the Company to satisfy such withholding obligation. If the event giving rise to the withholding obligation involves a transfer of shares of Common Stock, then, unless the applicable award agreement provides otherwise, at the discretion of the Committee, the grantee may satisfy the withholding obligation described under this Section 15 by electing to have the Company withhold shares of Common Stock (which withholding will be at a rate not in excess of the statutory minimum rate) or by tendering previously owned shares of Common Stock, in each case having a Fair Market Value equal to the amount of tax to be withheld (or by any other mechanism as may be required or appropriate to conform with local tax and other rules).

16. Compliance with Section 409A of the Code.

(a) General. The Company intends that all awards be structured in compliance with, or to satisfy an exemption from, Section 409A of the Code and all regulations, guidance, compliance programs and other interpretative authority thereunder as may be in effect from time to time (“Section 409A”), such that there are no adverse tax consequences, interest, or penalties as a result of the payments. Notwithstanding any other provision of the Plan, the Committee may not grant any awards that do not, or amend the Plan and/or awards in a manner that does not, comply with the requirements of Section 409A, and the Committee may, in its sole discretion and without a participant’s prior consent, amend the Plan and/or awards, adopt policies and procedures, or take any other actions (including amendments, policies, procedures and actions with retroactive effect) as are necessary or appropriate to (a) exempt any award from the application of Section 409A, (b) comply with the requirements of Section 409A, including without limitation any such regulations guidance, compliance programs and other interpretative authority that may be issued after the date of the grant, or (c) avoid the imposition of additional taxes, interest or penalties on the Company or any subsidiary or affiliate by reason of Section 409A, unless the award provides explicitly that it is not subject to amendment by necessity of Section 409A.

(b) Payments to Specified Employees. Notwithstanding any contrary provision in the Plan or award agreement, any payment(s) of nonqualified deferred compensation (within the meaning of Section 409A) that are otherwise required to be made under the Plan to a “specified employee” (as defined under Section 409A) as a result of his or her separation from service (other than a payment that is not subject to Section 409A) shall be delayed for the first six months following such separation from service (or, if earlier, the date of death of the specified employee) and shall instead be paid (in a manner set forth in the award agreement) on the payment date that immediately follows the end of such six-month period or as soon as administratively practicable thereafter.

(c) Separation from Service. A termination of employment or service shall not be deemed to have occurred for purposes of any provision of the Plan or any award agreement providing for the payment or settlement of any amounts or benefits that are subject to Section 409A upon or following a termination of employment, unless such termination is also a “separation from service” within the meaning of Section 409A and the payment thereof prior to a “separation from service” would violate Section 409A. For purposes of any such provision of the Plan or any award agreement relating to any such payments or benefits, references to a “termination,” “termination of employment or service” or like terms shall mean “separation from service.”

17. Amendment and Termination. The Board may amend or terminate the Plan, provided, however, that no such action may affect adversely the accrued rights of the holder of any outstanding award without the consent of the holder. Except as otherwise provided in Section 14, any amendment which would increase the number of shares of Common Stock for which awards may be granted under the Plan (in the aggregate or on an individual basis), modify the class of individuals eligible to receive awards under the Plan or materially increases the benefits accruing to participants under the Plan shall be subject to the approval of the Company’s stockholders. The Committee may amend the terms of any agreement or certificate made or issued hereunder at any time and from time to time, provided, however, that any amendment which would adversely affect the accrued rights of the holder may not be made without his or her consent.

18. No Rights Conferred. Nothing contained herein shall be deemed to give any individual any right to receive an award under the Plan or to be retained in the employ or service of the Firm.

19. Decisions and Determinations to Be Final. All decisions and determinations made by the Board pursuant to the provisions hereof and, except to the extent rights or powers under the Plan are reserved specifically to the discretion of the Board, all decisions and determinations of the Committee shall be final, binding and conclusive.

20. Governing Law. All rights and obligations under the Plan and each award agreement or instrument shall be governed by and construed in accordance with the laws of the State of New York, without regard to its principles of conflict of laws.

21. Term of the Plan. The Plan shall become effective on the date of its adoption by the Board. Unless sooner terminated by the Board, the Plan shall terminate on the tenth anniversary of the date of its adoption by the Board. The rights of any person with respect to an award made under the Plan that is outstanding at the time of the termination of the Plan shall not be affected solely by reason of the termination of the Plan and shall continue in accordance with the terms of the award (as then in effect or thereafter amended) and the Plan.

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